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                                   ADOBE SYSTEMS INCORPORATED

                                           EXHIBIT 21

                                 SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name                    Jurisdiction of Incorporation
- - ---------------------------             ---------------------------------------
The Americas:
 Adobe Systems Incorporated              California
 Adobe Systems FSC, Inc.                 Territory of Guam
 Aldus Corporation                       Washington
 Image Club Graphics, Inc.               Canada
 LTC OEM Corporation                     California

 Aldus International, Inc.               Washington
 Aldus Trading, Ltd.                     Bermuda
 Compumation, Inc.                       Pennsylvania
 OCR Systems, Inc.                       Pennsylvania

Europe:
 Adobe Systems Europe Ltd.               United Kingdom
 Adobe Systems Direct Ltd.               United Kingdom
 Adobe Systems Holding BV                The Netherlands
 Adobe Systems Nordic AB                 Sweden
 Adobe Systems Benelux BV                The Netherlands
 Aldus Software GmbH                     Federal Republic of Germany
 Aldus Manutius Software AG              Switzerland
 Adobe Systems France SARL               France
 Adobe Systems Italia SRL                Italy
 Adobe Informatica                       Spain

 Adobe Systems SARL                      France
 Adobe Systems U.K., Ltd.                United Kingdom
 Adobe Systems GmbH                      Federal Republic of Germany
 Aldus Ireland                           Ireland
 Aldus Sverige AB                        Sweden
 Greenfield Investments, Ltd.            Ireland

Pacific Rim:
 Adobe Systems Company Ltd.              Japan
 Adobe Systems Japan                     California
 Adobe Australia Pty.                    Australia

All subsidiaries of the registrant are wholly owned and do business under their legal names.

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